UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2006

EXCELLIGENCE LEARNING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-32613	77-0559897
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Lower Ragsdale Drive, Monterey, California	93940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (831) 333-2000

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 21, 2006, Excelligence Learning Corporation (the “Company”) announced that it had submitted a notice of appeal to the Nasdaq Listing and Hearing Review Council to review the Nasdaq Listing Qualifications Panel’s February 1, 2006 decision to delist the Company’s securities from The Nasdaq Capital Market. The Company plans to ask the Council to reverse the Panel’s delisting determination, and to re-list the Company’s securities on The Nasdaq Capital Market. As previously reported, the Panel delisted the Company’s securities because the Company failed to comply with Nasdaq Marketplace Rule 4310(c)(14), which requires that Nasdaq-listed issuers remain current in their Securities and Exchange Commission filings, by January 31, 2006. Excelligence regained compliance with this rule on February 15, 2006, with the filing of its outstanding Form 10-Q for the quarter ended September 30, 2005. There can be no guarantee that the Nasdaq Council will grant the Company’s appeal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2006	EXCELLIGENCE LEARNING CORPORATION

	By:	/s/ Ronald Elliott
	Name:	Ronald Elliott
	Title:	Chief Executive Officer